SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 13, 2003

Prentiss Properties Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-14516	75-2661588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 W. Northwest Hwy., Suite 400

Dallas, Texas 75220

(Address and Zip Code of Principal Executive Offices)

(214) 654-0886

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On August 13, 2003, Prentiss Properties Trust and our operating partnership entered into an underwriting agreement with Deutsche Bank Securities Inc. (the “Underwriting Agreement”). The Underwriting Agreement provides for an issuance and sale of 2,000,000 of our common shares of beneficial interest at a purchase price of $28.90 per share. The common shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on August 14, 2003 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a shelf takedown from our Registration Statement on Form S-3 (File No. 333-49433) as amended, which such amendment became effective on July 29, 2002. We have granted the underwriter a 30-day option to purchase up to an additional 300,000 common shares to cover over-allotments, if any.

Pursuant to Item 601(b)(1) of Regulation S-K, we are filing the Underwriting Agreement as Exhibit 1.1 attached hereto and incorporated herein, which Underwriting Agreement is incorporated by reference into the shelf registration statement.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated August 13, 2003, by and among the Prentiss Properties Trust, Prentiss Properties Acquisition Partners, L.P. and Deutsche Bank Securities Inc.

5.1	Opinion of Venable, Baetjer and Howard, LLP

23.1	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRENTISS PROPERTIES TRUST

Date: August 13, 2003	By:	/s/ Gregory S. Imhoff
Gregory S. Imhoff Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1*	Underwriting Agreement, dated August 13, 2003, by and among the Prentiss Properties Trust, Prentiss Properties Acquisition Partners, L.P. and Deutsche Bank Securities Inc.

5.1*	Opinion of Venable, Baetjer and Howard, LLP

23.1*	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

*Filed herewith.